Exhibit 99.1

Sentinel Energy Services Inc. Announces Public Warrantholder Approval of Amendment to Warrant Agreement

Houston, TX, December 12, 2019 -- Sentinel Energy Services Inc. (the “Company” or “Sentinel”) today announced that its public warrantholders approved an amendment to the warrant agreement (the “Warrant Agreement Amendment”) that governs all of the Company’s outstanding warrants at a special meeting of the Company’s public warrantholders held on December 9, 2019. The Warrant Agreement Amendment provides that each of the Company’s outstanding public warrants will automatically convert into the right to receive $0.02 per whole public warrant on such date as determined by the Company. The Company expects that it will pay $0.02 for each outstanding public warrant on or about December 17, 2019, following which the Company will have no warrants outstanding. The Company intends to continue to evaluate appropriate transaction opportunities.

Information Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

CONTACT:

Kent Jamison

700 Louisiana Street, Suite 2700

Houston, Texas 77002

(281) 407-0686